EXHIBIT 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 13, 1998, included (or incorporated by reference) in the Coyote Network Systems, Inc. Form 10-K for the year ended March 31,1998, and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP
-------------------------
ARTHUR ANDERSEN LLP
Los Angeles, California
August 28, 1998